UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )
Filed by the Registrant ☑
Filed by a party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
Sykes Enterprises, Incorporated

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑    No Fee Required
☐    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

SYKES ENTERPRISES, INCORPORATED
Supplement to Proxy Statement, dated April 14, 2011, Relating to the
Annual Meeting of Shareholders To Be Held on May 19, 2011
     On May 6, 2011, the Company learned that Institutional Shareholder Services (“ISS”) had made a recommendation to vote against the approval of Proposals 4 and 5 to be presented and the Annual Meeting of Shareholders, relating to the approval of the Company’s 2011 Equity Incentive Plan (the “2011 Plan”), which was adopted by the Board of Directors on March 23, 2011, subject to shareholder approval at the Annual Meeting (Proposal 4), and the approval of the performance criteria under the 2011 Plan (Proposal 5). The reason for the negative recommendation was the number of shares subject to the Plan, which is 5,732,978. This number constitutes the number of shares that were available under the 2001 Equity Incentive Plan at the time of its expiration in March 2011. The Company believes that a reduction in the number of shares available for issuance under the 2011 Plan to 4,000,000 would result in sufficient shares remaining available to achieve the Company’s compensation objectives while bringing the shareholder value transfer under the Plan more in line with industry standards.
     Considering the above, the Board of Directors adopted a resolution reducing the number of shares available for issuance under the 2011 Plan to 4,000,000 by amending paragraph (a) of Section 3 of the 2011 Plan (which is attached to the proxy statement for the Annual Meeting as Appendix A) to read as follows:
(a) Stock Subject to Plan. The Stock to be subject to or related to Plan Awards may be either authorized and unissued shares or shares held in the treasury of the Company. The maximum number of shares of Stock with respect to which Plan Awards may be granted under the Plan, subject to adjustment in accordance with the provisions of Section 10, shall be 4,000,000.
     Therefore, all references in the number of shares available for issuance under the 2011 Plan in the proxy statement are hereby revised to read “4,000,000” rather than “5,732,978.”
     The Board of Directors recommends a vote FOR Proposal 4 and FOR Proposal 5.

By Order of the Board of Directors,

James T. Holder
Secretary

May 11, 2011
     This information is being provided to all shareholders in addition to Sykes Enterprise’s proxy statement dated April 14, 2011, which you already received. Please read the complete proxy statement and accompanying materials carefully before you make a voting decision. Even if voting instructions for your proxy have already been given, you can change your vote at any time before the Annual Meeting by giving new voting instructions as described in more detail in the proxy statement.